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Exhibit 10.20

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Second Amendment to Loan and Security Agreement ("Amendment") is made this 5th day of August, 2002, by MOTHERS WORK, INC., a Delaware corporation ("Parent"), CAVE SPRINGS, INC. ("Cave Springs"), a Delaware corporation, eSPECIALTY BRANDS, LLC, a Delaware Limited Liability Company, MOTHER'S STORES, INC., a Delaware corporation and DAN HOWARD INDUSTRIES, INC., an Illinois corporation (collectively, "Borrowers" and singly each is a "Borrower"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Lender").

BACKGROUND

        A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated April 24, 1998, as amended and supplemented from time to time (collectively, as the same be subsequently, amended, modified, supplemented or restated the, "Loan Agreement"), pursuant to which certain financing arrangements were established with Lender for the benefit of Borrowers. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, are referred to herein collectively as the "Existing Loan Documents." All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

        B. Borrowers have requested that Lender consent to the consummation of the Tender Offer, Debt Offering and Equity Offering (as each are defined below) and modify, in certain respects, the Loan Agreement and Lender has agreed to grant such consent and make such modifications, all as more fully set forth herein and subject to the terms and conditions hereof.

        NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    General Definitions—Appendix A.

        a. Upon the Effective Date, the following definitions contained in Appendix A to the Loan Agreement are amended and restated in its entirety and shall read as follows:

          Adjusted Net Earnings From Operations—with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrowers, as reflected on the Consolidated financial statement of Borrowers supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

    (i)
    any gain or loss arising from the sale of capital assets;

    (ii)
    any gain arising from any write-up of assets;

    (iii)
    earnings of any Subsidiary of any Borrower accrued prior to the date it became a Subsidiary;

    (iv)
    earnings of any corporation, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

    (v)
    net earnings of any business entity (other than a Subsidiary of a Borrower) in which a Borrower has an ownership interest unless such net earnings shall have actually been received by that Borrower in the form of cash distributions;

    (vi)
    any portion of the net earnings of any Subsidiary of a Borrower (which is not already a Borrower) which for any reason is unavailable for payment of dividends to that Borrower;

    (vii)
    the earnings of any Person to which any assets of a Borrower shall have been sold, transferred of disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

    (viii)
    any gain or non-cash loss arising from the acquisition of any Securities of a Borrower and any loss (cash or non-cash) arising from the use of the proceeds of the Debt Offering and Equity Offering and any of the transactions described in clauses (i) through (iv) of the definition of Liquidity Amount; and

    (ix)
    any gain or non-cash loss arising from extraordinary or non-recurring items.

          Aggregate Adjusted Availability—at the time of determination, an amount equal to the then applicable Borrowing Base, less the sum of (i) the amount of Revolving Credit Loans (including Loans requested to be made on such date), plus (ii) all sums then due and owing to trade creditors which remain outstanding beyond normal trade terms or other normal business practice of Borrowers, plus (iii) for the purposes of such determination on the Closing Date, closing payments and expenses.

          Borrowing Base—as at any date of determination thereof, an amount equal to the lesser of:

    (i)
    an amount equal to (a) 56,000,000 minus, (b) the LC Amount; or

    (ii)
    an amount equal to:

    (a)
    85% of the net amount of Eligible Accounts outstanding at such date;

    PLUS

    (b)
    an amount equal to the sum of (1) 50% of the value of Borrowers' raw material Eligible Inventory (including Inventory in transit under Letters of Credit or LC Guarantys), plus (2) the lesser of (X) $2,500,000 or (Y) 50% of the value of work-in-process Eligible Inventory, plus (3) 70% of the value of finished goods Eligible Inventory (including Inventory in transit under Letters of Credit or LC Guarantys) all at such date and all calculated on the basis of the lower of cost (on a FIFO basis) or market;

    MINUS

    (c)
    such reserves as Lender may establish under Section 1.1 of the Agreement; and

    (d)
    the LC Amount.

          For purposes of hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, provided that in no event shall any Eligible Account have a value less than $0.

          Cash Flow—for any period, means Borrowers' consolidated (i) Adjusted Net Earnings from Operations for such period, plus (ii) depreciation and amortization expenses for such period, plus (iii) deferred taxes for such period, less (iv) Non-Financed Capital Expenditures reduced (for the Cash Flow calculations for the fiscal quarters ending September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003), by the Liquidity Amount, provided that in no event may such reduction be to an amount less than zero, less (v) principal payments on account of current maturities of long-term Indebtedness, less (vi) principal payments of Capitalized Lease Obligations, less (vii) dividends or other distributions on capital stock of any Borrower (except (a) dividends or distributions in such stock and (b) payment of all accrued and unpaid dividends on the outstanding shares of Parent's Series A Preferred Stock and Parent's Series C Preferred Stock from the proceeds of the Debt Offering and Equity Offering) and less (viii) an amount equal to the difference (if a positive number) between (a) all loans and advances to Affiliates during such period and (b) all repayment of loans and advances made to Borrowers by Affiliates in such period, all as determined in accordance with GAAP.

        b. Upon the Effective Date, the introductory paragraph and clause (ii) of the definition Eligible Account contained in Appendix A to the Loan Agreement are amended and restated in their entirety and shall read as follows:

          Eligible Account—an Account constituting a retail credit card account owing to a Borrower from a credit card issuer, an Account owing to a Borrower with respect to the leasing of a customer list (such customer list Accounts not to exceed $1,000,000 in the aggregate), or an Account owing to a Borrower arising from a leased department at a department store, each of which arose in the ordinary course of a Borrower's business from the sale of goods or rendition of services. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

    (ii)
    it is due or unpaid more than (A) 5 days after the sale date with respect to retail credit card accounts or (B) more than 30 days from the date such account is owing under the applicable agreement with respect to leased departments at department stores or the applicable agreement with respect to the leasing of the customer list.

        c. Upon the Effective Date, the following definitions are added to Appendix A to the Loan Agreement and shall read as follows:

          2002 Indenture—that certain Indenture dated as of August 5, 2002 by and among the Parent, as issuer, Cave Springs, eSpecialty Brands LLC, Dan Howard Industries, Inc. and Mother's Stores, Inc., as subsidiary guarantors and J.P. Morgan Trust Company, National Association, as trustee.

          Debt Offering—Parent's issuance of up to $125,000,000 aggregate principal amount of 11 1/4% Senior Notes due 2010 in accordance with the terms of Parent's Form S-3 Registration Statement initially filed June 10, 2002 (as amended), and utilization of the proceeds thereof as described therein.

          EBITDA—For any period, the sum of Borrowers' consolidated (i) Adjusted Net Earnings From Operations, plus (ii) interest expense, plus (iii) depreciation and amortization expense, plus (iv) tax expense, all as determined in accordance with GAAP.

          Equity Offering—Parent's offering of up to 1,165,000 shares of common stock of Parent in accordance with the terms of Parent's Form S-3 Registration Statement initially filed June 10, 2002 (as amended), and utilization of the proceeds thereof as described therein and the related offering of 100,000 shares of common stock of Parent by certain shareholders of Parent.

          Fixed Charge Coverage Ratio—For any period, the ratio of Borrowers' consolidated (i) EBITDA, less Non-Financed Capital Expenditures reduced (for the Fixed Charge Coverage Ratio calculations for the fiscal quarters ending September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003), by the Liquidity Amount, provided that in no event may such reduction be to an amount less than zero, less dividends or other distributions on capital stock of any Borrower (except (a) dividends or distributions in such stock and (b) payment of all accrued and unpaid dividends on the outstanding shares of Parent's

  Series A Preferred Stock and Parent's Series C Preferred Stock from the proceeds of the Debt Offering and Equity Offering) to (ii) interest expense, plus principal payments on account of current maturities of long term Indebtedness, plus income taxes paid in cash, all as determined in accordance with GAAP.

          Liquidity Amount—An amount equal to Parent's net proceeds from the Equity Offering and Debt Offering after deducting underwriting discounts and actual offering expenses payable by Parent in connection therewith and amounts attributable to the following:

    (i)
    repayment, pursuant to the Tender Offer or optional redemption thereafter, of certain outstanding Indebtedness (including premium, if any) under the Indenture;

    (ii)
    repayment of all outstanding Indebtedness under subordinated notes issued to former holders of shares of Parent's Series A Preferred Stock in lieu of accrued and unpaid dividends;

    (iii)
    payment of all accrued and unpaid dividends on the outstanding shares of Parent's Series A Preferred Stock and Parent's Series C Preferred Stock; and

    (iv)
    redemption and/or repurchase of all the outstanding shares of Parent's Series A Preferred Stock and Parent's Series C Preferred Stock.

          Non-Financed Capital Expenditures—Capital Expenditures that are not financed through interest bearing Indebtedness from a Person, within sixty (60) days of the acquisition of the asset.

          Permitted Major Acquisition—The acquisition by a Borrower of all or a material portion of the Capital Stock, or substantially all of the assets of any Person in any transaction or in any series of related transactions; provided that,

    (i)
    at the time of such acquisition, no Default or Event of Default exists or after giving effect to such acquisition would exists;

    (ii)
    the acquired Person, at the time of the acquisition, engages in an industry substantially similar to the industry in which such Borrower (or any other Borrower) engages on the date of the acquisition;

    (iii)
    at the time of such acquisition, the acquired Person joins into the terms of this Loan Agreement and becomes a Borrower hereunder (pursuant to documents in form and substance reasonably satisfactory to Lender) and that any assets so acquired become part of the Collateral;

    (iv)
    at the time of such acquisition, Borrowers shall have provided to Lender financial projections (on a pro forma basis, with adjustments as permitted by Regulation S-X of the Securities Exchange Act of 1934, as amended, or as otherwise agreed by Lender), for the twelve monthly periods immediately subsequent to such acquisition, which projections shall show that after giving effect to such acquisitions, Borrowers shall be in compliance with the financial covenants set forth herein (it being understood that such projections are Borrowers' reasonable estimates of future performance and not a representation or warranty as to whether such results would be achieved);

    (v)
    the assets acquired shall have been audited by Lender (with such audit to be conducted with reasonable promptness after request by any Borrower) with such results satisfactory to Lender prior to inclusion of such assets in the Borrowing Base;

    (vi)
    the aggregate consideration paid by such Borrower for such acquisition (including without limitation, by payment in cash, issuance of Capital Stock, issuance of Subordinated Debt to the seller or assumption of Indebtedness) shall be greater than $15,000,000 but not greater than $40,000,000;

    (vii)
    the combined trailing twelve month Fixed Charge Coverage Ratio of Borrowers plus the acquired Person, or acquired assets shall not be less than 1.5 to 1.0 (on a pro forma basis, with adjustments as permitted by Regulation S-X of the Securities Exchange Act of 1934, as amended, or as otherwise agreed by Lender); and

    (viii)
    after giving effect to such acquisition, Borrowers' Aggregate Adjusted Availability shall be greater than $25,000,000.

          Permitted Minor Acquisitions—The acquisition by a Borrower of all or a material portion of the Capital Stock, or substantially all of the assets of any Person in any transaction or in any series of related transactions; provided that,

    (i)
    at the time of such acquisition, no Default or Event of Default exists or after giving effect to such acquisition would exist;

    (ii)
    the acquired Person, at the time of the acquisition, engages in an industry substantially similar to the industry in which such Borrower (or any other Borrower) engages on the date of the acquisition;

    (iii)
    at the time of such acquisition, the acquired Person joins into the terms of this Loan Agreement and becomes a Borrower hereunder (pursuant to documents in form and substance reasonably satisfactory to Lender) and that any assets so acquired become part of the Collateral;

    (iv)
    at the time of such acquisition, Borrowers shall have provided to Lender financial projections (on a pro forma basis, with adjustments as permitted by Regulation S-X of the Securities Exchange Act of 1934, as amended, or as otherwise agreed by Lender), for the twelve monthly periods immediately subsequent to such acquisition, which projections shall show that after giving effect to such acquisitions, Borrowers shall be in compliance with the financial covenants set forth herein (it being understood that such projections are Borrowers' reasonable estimates of future performance and not a representation or warranty as to whether such results will be achieved);

    (v)
    the assets acquired shall have been audited by Lender (with such audit to be conducted with reasonable promptness after request by any Borrower) with such results satisfactory to Lender prior to inclusion of such assets in the Borrowing Base;

    (vi)
    the aggregate consideration paid by such Borrower for such acquisition (including without limitation, by payment in cash, issuance of Capital Stock, issuance of Subordinated Debt to seller or assumption of Indebtedness) shall not exceed $15,000,000;

    (vii)
    the combined trailing twelve month Fixed Charge Coverage Ratio of Borrowers plus the acquired Person, or acquired assets shall not be less than 1.1 to 1.0 (on a pro forma basis, with adjustments as permitted by Regulation S-X of the Securities Exchange Act of 1934, as amended, or as otherwise agreed by Lender); and

    (viii)
    after giving effect to such acquisition, Borrowers' Aggregate Adjusted Availability shall be greater than $15,000,000.

          Tender Offer—An offer to purchase for cash any or all of the outstanding 12 5/8% Senior Notes due 2005 and solicitation for consents for amendment of the related Indenture pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 10, 2002.

          Unused Line Fee—See Section 2.10.

        d. Upon the Effective Date, the definitions Borrowing Base A and Borrowing Base B are deleted.

2.    Amendments to Loan Agreement.

        a. Upon the Effective Date, Section 2.10 is added to Section 2, Interest, Fees and Charges and shall read as follows:

          2.10    Unused Line Fee.    Borrowers shall unconditionally pay to Lender a fee ("Unused Line Fee") equal to ten (10) basis points per annum of the average daily amount by which $56,000,000 exceeds the outstanding principal balance of the sum of the Revolving Credit Loans plus the LC Amount. The Unused Line Fee shall be calculated and payable monthly, in arrears, and shall be due and payable on the first Business Day of each calendar month and on the Maturity Date.

        b. Upon the Effective Date, Section 8.2.1 is amended and restated in its entirety and shall read as follows:

          8.2.1    Mergers; Consolidations; Acquisition.    Merge or consolidate or permit any Subsidiary of any Borrower to merge or consolidate, with any Person other than a Borrower; acquire, or permit any Subsidiary of any Borrower to acquire, all or any substantial part of the Properties of any Person; or create, or permit any Subsidiary of any Borrower to create, any other Subsidiary, except that the foregoing shall not be applicable to Permitted Minor Acquisitions and Permitted Major Acquisitions.

        c. Upon the Effective Date, Section 8.2.2 is amended and restated in its entirety and shall read as follows:

          8.2.2    Loans.    Except for deposits and other prepayments made in the ordinary course for services and inventory and equipment purchases, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money to any Person other than another Borrower, or the employees or officers of any Borrower, so long as the aggregate principal of such loans or advances to employees or officers of any Borrower does not at any time exceed $1,000,000.

        d. Upon the Effective Date, Section 8.2.3(iv) is amended and restated in its entirety and shall read as follows:

  (iv)
  Capitalized Lease Obligations permitted under subsection 8.2.11;

        e. Upon the Effective Date, the following subsection (xi) is added to Section 8.2.3 and shall read as follows:

  (xi)
  the issuance of an unsecured surety bond of up to $2,500,000 in connection with the Philadelphia Naval Yard project.

        f. Upon the Effective Date, the following subsections are added to Section 8.2.5 and shall read as follows:

  (viii)
  Liens for pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tender, contracts (other than for the payment of Indebtedness) or leases to which Borrower is a party, or deposits to secure public or statutory obligations of Borrower or deposits of case or United States government bonds to secure surety or appeal bonds to which Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (ix)
  Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against Borrower with respect to which Borrower shall then be proceeding with an appeal or other proceedings for review;

  (x)
  Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; and

  (xi)
  Liens securing Capitalized Lease Obligations (to the extent permitted under Section 8.2.11), provided, however, that such lien does not extend to any property other than that subject to the underlying lease.

        g. Upon the Effective Date, Section 8.2.6 is amended and restated in its entirety and shall read as follows:

          8.2.6    Subordinated Debt.    Make, or permit any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt in contravention of the written terms of any instrument evidencing such Subordinated Debt, or enter into, or permit any Subsidiary of Borrower to enter into, any agreement (written or oral) which could in any way be considered to amend, modify or terminate any instrument or agreement evidencing or relating Subordinated Debt, other than, so long as no Default or Event of Default exists or, after giving effect to such payment would exist, (i) prepayment of Subordinated Debt issued under the 2002 Indenture in a principal amount not to exceed $20,000,000 in the aggregate in any single transaction or series of transactions, provided, that after giving effect to such prepayment Borrowers shall have Aggregated Adjusted Availability in an amount greater than $15,000,000; or (ii) prepayment of Subordinated Debt issued under the 2002 Indenture in a principal amount greater than $20,000,000 but less than $45,000,000 in the aggregate in any single transaction or series of transactions, if after giving effect to such prepayment, there are no outstanding Revolving Credit Loans.

        h. Upon the Effective Date, Section 8.2.7 is amended and restated in its entirety and shall read as follows:

          8.2.7    Distributions.    Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions, other than, so long as no Default or Event of Default exists or, after giving effect to such Distribution would exist, (i) redemptions in any single transaction or series of transactions in an aggregate amount not to exceed $10,000,000 of Parent's common stock (or Parent's preferred stock or any options or warrants to purchase Parent's common stock or preferred stock), provided, that after giving effect to any such redemptions Borrowers shall have Aggregate Adjusted Availability in an amount greater than $15,000,000; (ii) redemptions in any single transaction or series of transactions in an aggregate amount greater than $10,000,000 but less than $25,000,000 of Parent's common stock (or Parent's preferred stock or any options or warrants to purchase Parent's common stock or preferred stock), if after giving effect to any such redemption, there are no outstanding Revolving Credit Loans; (iii) redemptions of Parent's common stock in an amount not to exceed the cash proceeds received by Parent from the exercise of warrants or stock options for the purpose of purchasing Parent's common stock (or Parent's preferred stock or any options or warrants to purchase Parent's common stock or preferred stock), so long as all related transactions under this clause (iii) are cash neutral to Borrowers and occur within thirty days of the exercise of the warrant or stock option.

        i. Upon the Effective Date, Section 8.2.8 is amended and restated in its entirety and shall read as follows:

          8.2.8    Disposition of Assets.    Except for the disposition of leasehold improvements and equipment in connection with store closures or refurbishings, sell, lease or otherwise dispose of, or permit any Subsidiary of Borrowers to sell, lease or otherwise dispose of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any person, except (i) sales of Inventory in the ordinary course of business for so long as there has been no acceleration of obligations; (ii) sale of the Costa Rican facilities and related assets acquired through the iMaternity acquisition, so long as the proceeds are applied to any outstanding Revolving Credit Loans; or (iii) any other dispositions expressly authorized by this Agreement.

        j. Upon the Effective Date, Section 8.2.9 is amended and restated in its entirety and shall read as follows:

          Restricted Investments.    Make or have, or permit any Subsidiary or Borrower to make or have, any Restricted Investment, other than (i) pursuant to a Permitted Major Acquisition or Permitted Minor Acquisition and (ii) any Restricted Investments in Maternity Factory Warehouse Center, Inc. or, to the extent permitted under this Agreement, other Canadian subsidiaries that may be formed hereafter in an aggregate amount not to exceed at any time Seven Million Dollars ($7,000,000).

        k. Upon the Effective Date, Section 8.2.11 is amended and restated in its entirety and shall read as follows:

          8.2.11    Capital Expenditures.    Make, or permit any Subsidiary of any Borrower to make Capital Expenditures which, in the aggregate, as to Borrowers and their Subsidiaries exceed $30,000,000 during any fiscal year of Borrowers. Capital Expenditures shall not include any assets acquired pursuant to a Permitted Major Acquisition or Permitted Minor Acquisition.

        l. Upon the Effective Date, Section 8.2.12 is amended and restated in its entirety and shall read as follows:

          8.2.12    Stock of Subsidiaries.    Issue, or permit any Subsidiary of any Borrower to issue, any additional shares of its capital stock, other than pursuant to the Equity Offering, unless all proceeds from the issuance of the additional capital stock shall first be applied to the Revolving Credit Loans.

        m. Upon the Effective Date, throughout the Loan Agreement, the terms Borrowing Base A and Borrowing Base B are replaced with the term Borrowing Base.

3.    Change of Auditors.

        Upon the Effective Date, Lender hereby consents to the Borrowers employment of KPMG as Borrowers' outside auditors.

4.    Lender consents to:

        a. The consummation of the Tender Offer, Debt Offering and Equity Offering including the transactions described in clauses (i) through (iv) of the definition of Liquidity Amount;

        b. Payment by Parent to Cave Springs of an amount not to exceed $142,000,000, which amount represents intercompany indebtedness owed by Parent to Cave Springs, subject to Cave Springs' prompt dividending or lending of such amount back to Parent;

        c. The Parent entering into an agreement and release, by and among Parent and the sellers listed therein and consummation of the purchase by the Parent of options or warrants to purchase of up to 162,500 shares of common stock; provided that the aggregate amount of payments thereunder shall not exceed One Million Dollars ($1,000,000) and that no Event of Default then exists or after giving effect to such payment would exist. Any amount paid in connection with the agreement and release shall not be included in the limitations or the amount set forth in Section 8.2.7.

5.    Effectiveness Conditions.

        This Amendment shall become effective upon the date ("Effective Date") of the satisfactory completion, as determined by Lender in its discretion, of the following conditions (all documents to be in form and substance satisfactory to Lender):

        a. Execution and delivery of this Amendment by each Borrower and Lender;

        b. Delivery of a Certificate of Corporate Resolutions, signed by Borrowers' Secretary reflecting each Borrower's authorization to execute, deliver and perform under this Amendment;

        c. The Debt Offering and Equity Offering shall have been completed in accordance with the terms of the applicable Form S-3 Registration Statement;

        d. The Parent shall have accepted for payment all notes tendered in the Tender Offer with respect to the 12 5/8% Senior Notes issued under the Indenture dated August 1, 1995.

        e. No Default or Event of Default exists; and

        f. All Lender's reasonable attorneys' fees owing in relation to this Amendment shall be paid.

6.    Collateral.

        Borrowers hereby confirm that all Collateral, liens, and security interests at any time granted by Borrowers to Lender shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrowers to Lender to the full extent set forth in the Existing Loan Documents, including without limitation, all of Borrowers' Obligations under the Revolving Credit Facility.

7.    Representations and Warranties.

        Each Borrower warrants and represents to Lender that:

        a.    Prior Representations.    By execution of this Amendment, such Borrower reaffirms that, except as set forth on Schedule A hereto, all warranties and representations made to Lender under the Loan Agreement and Existing Loan Documents are true and correct in all material respects as of the Effective Date.

        b.    Authorization.    The execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower by any party other than Lender.

        c.    Valid, Binding and Enforceable.    This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

        d.    No Default.    There is no Default or Event of Default outstanding under the Loan Agreement.

        e.    Consent.    No consent, approval or authorization of, or registration, filing or qualification with, any governmental authority is required to be obtained or made by such Borrower in connection with the transactions contemplated hereunder.

        f.    Supplemental Indenture.    The Indenture dated August 5, 1995 shall have been amended no later than August 10, 2002 pursuant to a supplement to such Indenture containing such terms as previously described to Lender.

8.    Incorporation into Existing Loan Documents.

        The parties acknowledge and agree that this Amendment is incorporated into and made part of the Existing Loan Documents, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement or Existing Loan Documents shall mean the Loan Agreement or Existing Loan Documents as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Existing Loan Documents, the terms and provisions hereof shall control.

9.    Miscellaneous.

        a.    Headings.    The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

        b.    Other Instruments.    Borrowers shall execute any other documents, instruments and writings, in form and substance satisfactory to Lender, as Lender may reasonably request, to carry out the intentions of the parties hereunder.

        c.    Modifications.    No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

        d.    Counterparts.    This Amendment may be executed in any number of counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

        IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

BORROWERS:	MOTHERS WORK, INC.
	By:	/s/ DAN W. MATTHIAS Name: Dan W. Matthias Title: Chief Executive Officer

CAVE SPRINGS, INC.
	By:	/s/ REBECCA C. MATTHIAS Name: Rebecca C. Matthias Title: President and Chief Operating Officer

eSPECIALTY BRANDS, LLC
	By:	/s/ REBECCA C. MATTHIAS Name: Rebecca C. Matthias Title: President and Chief Operating Officer

DAN HOWARD INDUSTRIES, INC.
	By:	/s/ REBECCA C. MATTHIAS Name: Rebecca C. Matthias Title: President and Chief Operating Officer

MOTHER'S STORES, INC.
	By:	/s/ REBECCA C. MATTHIAS Name: Rebecca C. Matthias Title: President and Chief Operating Officer

LENDER:	FLEET CAPITAL CORPORATION
	By:	/s/ LINDA M. SMYTH Name: Linda M. Smyth Title: Vice President

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  Exhibit 10.20
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT